                      SECURITIES AND EXCHANGE COMMISSION
                             Washington D.C. 20549

                                 FORM 8-K/A-1

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                       Date of Report:  January 5, 2001

                             Insight Midwest, L.P.
                             Insight Capital, Inc.
            (Exact name of Registrant as specified in its charter)

        Delaware                   333-33540                      13-4079232
        Delaware                  333-33540-1                     13-4079679
(State of incorporation)    (Commission File Nos.)    (IRS Employer Identification Nos.)

                                810 7th Avenue
                           New York, New York 10019
                   (Address of principal executive offices)


                 Registrant's telephone number: (917) 286-2300

Item 2.   Acquisition or Disposition of Assets

     On January 5, 2001, Insight Communications Company, L.P. ("Insight LP"), the general partner of Insight Midwest, L.P. ("Insight Midwest"), consummated various agreements with AT&T Broadband, LLC and its affiliates ("AT&T Broadband") resulting in the contribution to Insight Midwest of additional cable television systems serving approximately 530,000 customers. Pursuant to such agreements, the following transactions occurred on January 5, 2001 (the "Transactions"):

 . Insight LP exchanged its Claremont, California system for AT&T Broadband's system in Freeport, Illinois;

 .  Insight LP purchased from AT&T Broadband systems serving approximately
   100,000 customers in Illinois;

 .  Insight LP contributed to Insight Midwest the systems purchased from AT&T
   Broadband, as well as all of its other systems not already owned by Insight Midwest, including the aforementioned Freeport, Illinois system (comprising in total approximately 180,000 customers);

 . AT&T Broadband contributed to Insight Midwest systems located in Illinois serving approximately 250,000 customers.

     Both Insight LP and AT&T Broadband contributed their respective systems to Insight Midwest subject to an amount of indebtedness so that Insight Midwest remains equally owned by Insight LP and AT&T Broadband. Insight LP continues to serve as the general partner of Insight Midwest and manages and operates the Insight Midwest systems.

     In conjunction with the Transactions, a subsidiary of Insight Midwest, which subsidiary serves as a holding company for all of Insight Midwest's systems other than the Columbus, Ohio system, consummated on January 5, 2001 a $1.75 billion credit facility from which it borrowed $663 million to repay the Indiana and Kentucky credit facilities and $685 million to finance the Transactions.

Item 7.   Financial Statements and Exhibits.

(a)  Financial Statements:

Insight Midwest, L.P. (1)
     Report of Independent Auditors--Ernst & Young LLP
     Consolidated Balance Sheets at December 31, 2000 and 1999
     Consolidated Statements of Operations and Partners' Capital for the years ended December 31, 2000 and 1999
     Consolidated Statements of Cash Flows for the years ended December 31, 2000 and 1999
     Notes to Consolidated Financial Statements

Insight Communications of Indiana, LLC (1)
     Report of Independent Auditors--Ernst & Young LLP
     Balance Sheet at December 31, 1998
     Statement of Operations and Members' Equity for the period November 1, 1998 to December 31, 1998
     Statement of Cash Flows for the period November 1, 1998 to December 31,
       1998
     Notes to Financial Statements

Noblesville, Indiana, Jeffersonville, Indiana, and Lafayette, Indiana Cable Television Systems (1)
     Report of Independent Auditors--Ernst & Young LLP
     Combined Balance Sheet at October 31, 1998
     Combined Statements of Operations for the year ended December 31, 1997 and for the period January 1, 1998 to October 31, 1998
     Combined Statements of Changes in Net Assets for the year ended December
       31, 1997 and for the period January 1, 1998 to October 31, 1998
     Combined Statements of Cash Flows for the year ended December 31, 1997 and for the period January 1, 1998 to October 31, 1998
     Notes to Combined Financial Statements

AT&T Insight Midwest Systems
     Independent Auditors' Report--KPMG LLP
     Combined Balance Sheet as of December 31, 2000
     Combined Statement of Operations and Parent's Investment for the year ended December 31, 2000
     Combined Statement of Cash Flows for the year ended December 31, 2000 Notes to Combined Financial Statements
     Independent Auditors' Report--KPMG LLP
     Combined Balance Sheet as of December 31, 1999
     Combined Statement of Operations and Parent's Investment for the year ended December 31, 1999
     Combined Statement of Cash Flows for the year ended December 31, 1999 Notes to Combined Financial Statements

Griffin, Georgia, Rockford, Illinois, Portland, Indiana and Scottsburg, Indiana Cable Television Systems
     Report of Independent Auditors--Ernst & Young LLP
     Combined Balance Sheets as of December 31, 2000 and 1999
     Combined Statements of Operations and Changes in Net Assets for the years ended December 31, 2000 and 1999
     Combined Statements of Cash Flows for the years ended December 31, 2000 and
       1999
     Notes to Combined Financial Statements

InterMedia Capital Partners VI, L.P. (2)
     Report of Independent Accountants--PricewaterhouseCoopers LLP Consolidated Balance Sheets at September 30, 1999 and December 31, 1998 Consolidated Statements of Operations for the nine months ended September
       30, 1999 and for the period April 30, 1998 (commencement of operations) to December 31, 1998

     Consolidated Statements of Changes in Partners' Capital for the nine months ended September 30, 1999 and for the period April 30, 1998 (commencement of operations) to December 31, 1998

     Consolidated Statements of Cash Flows for the nine months ended September
       30, 1999 and for the period April 30, 1998 (commencement of operations) to December 31, 1998
     Notes to Consolidated Financial Statements

Insight Communications of Central Ohio, LLC
     Report of Independent Auditors--Ernst & Young LLP
     Balance Sheets at December 31, 2000 and 1999
     Statements of Operations and Changes in Members' Deficit for the years ended December 31, 2000, 1999 and 1998
     Statements of Cash Flows for the years ended December 31, 2000, 1999 and
       1998
     Notes to Financial Statements

(b)  Pro Forma Financial Information:

       Pro Forma Statement of Operations for the year ended December 31, 2000 Pro Forma Balance Sheet as of December 31, 2000


________________

(1) Previously reported (as defined in Rule 12b-2 under the Securities Exchange Act of 1934) in the Annual Report on Form 10-K for the year ended December 31, 2000 of the Registrants.

(2) Previously reported (as defined in Rule 12b-2 under the Securities Exchange Act of 1934) in the Registration Statement on Form S-4 (Registration No. 333-33540) of the Registrants.

(c)    Exhibits:


Exhibit No.      Description
-----------      -----------

    2.1          Asset Contribution Agreement, dated August 15, 2000, by and among, Command Cable of Eastern Illinois Limited Partnership, MediaOne of Illinois, Inc., Northwest Illinois TV Cable Company, S/D Cable Partners, Ltd., TCI American Cable Holdings, L.P., TCI of Bloomington/Normal, Inc., TCI Cablevision of Texas, Inc., UACC Midwest, Inc., United Cable Television of Illinois Valley, Inc., United Cable Television of Southern Illinois, Inc., TCI of Indiana Holdings, LLC, Insight Communications Company, L.P. and Insight Midwest, L.P. ("Asset Contribution Agreement")*

    2.2          Amendment to the Asset Contribution Agreement, dated January 5,
                  2001**

    2.3          Asset Exchange Agreement, dated August 15, 2000, by and between
                  MediaOne of Illinois, Inc. and Insight Communications Company, L.P. ("Asset Exchange Agreement")*

    2.4          Amendment to the Asset Exchange Agreement, dated January 5,
                  2001**

    2.5          Asset Purchase and Sale Agreement, dated August 15, 2000, by and between TCI of Illinois, Inc., TCI of Racine, Inc., UACC Midwest, Inc. and Insight Communications Company, L.P. ("Asset Purchase and Sale Agreement")*

    2.6          Amendment to the Asset Purchase and Sale Agreement, dated
                  January 5, 2001**

   10.1          Credit Agreement, dated as of January 5, 2001, among Insight
                  Midwest Holdings, LLC, several banks and financial institutions or entities, and The Bank of New York, as administrative agent**

   10.2          Amended and Restated Limited Partnership Agreement of Insight
                  Midwest, L.P., dated January 5, 2001**

____________
* Filed as an exhibit to the Current Report on Form 8-K, dated August 15, 2000, of Insight Communications Company, Inc. (File No. 0-26677) and incorporated herein by reference.

** Filed as an exhibit to the Current Report on Form 8-K, dated January 5, 2001, of Insight Communications Company, Inc. (File No. 0-26677) and incorporated herein by reference.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                 Insight Midwest, L.P.
                                     (Registrant)

                                 By: Insight Communications Company, L.P.,
                                     its general partner
                                 By: Insight Communications Company, Inc.,
                                     its general partner

Date: March 22, 2001             By:  /s/ Elliot Brecher
                                     --------------------
                                      Elliot Brecher
                                      Senior Vice President
                                       and General Counsel

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                 Insight Capital, Inc.
                                     (Registrant)


Date: March 22, 2001             By:   /s/ Elliot Brecher
                                     --------------------
                                       Elliot Brecher
                                       Senior Vice President
                                       and General Counsel

                          INDEPENDENT AUDITORS' REPORT
                          ----------------------------


The Board of Directors
AT&T Broadband, LLC:

We have audited the accompanying combined balance sheet of The AT&T Insight Midwest Systems (a combination of certain assets as defined in note 1 to the combined financial statements) as of December 31, 2000 and the related combined statements of operations and parent's investment, and cash flows for the year ended December 31, 2000. These combined financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of the AT&T Insight Midwest Systems as of December 31, 2000, and the results of their operations and their cash flows for the year ended December 31, 2000 in conformity with accounting principles generally accepted in the United States of America.


                                                            KPMG LLP

Denver, Colorado
March 9, 2001

                          AT&T Insight Midwest Systems
            (A combination of certain assets, as defined in note 1)

                             Combined Balance Sheet
                             (amounts in thousands)


Assets                                                  December 31, 2000
------                                                  -----------------

Cash                                                           $      991
Trade and other receivables, net                                    6,325
Property and equipment, at cost:
 Land                                                                 668
 Distribution systems                                             206,232
 Support equipment and buildings                                   13,707
                                                               ----------
                                                                  220,607
 Less accumulated depreciation                                     27,605
                                                               ----------
                                                                  193,002
                                                               ----------

Intangible assets                                               1,115,115
 Less accumulated amortization                                     51,266
                                                               ----------
                                                                1,063,849
                                                               ----------

                                                               $1,264,167
                                                               ==========

Liabilities and Parent's Investment
-----------------------------------

Accounts payable                                               $    1,055
Accrued expenses                                                    5,119
                                                               ----------

      Total liabilities                                             6,174
                                                               ----------

Parent's investment (note 3)                                    1,257,993
                                                               ----------

Commitments and contingencies (note 4)
                                                               $1,264,167
                                                               ==========

     See accompanying notes to combined financial statements.

                          AT&T Insight Midwest Systems
            (A combination of certain assets, as defined in note 1)

            Combined Statement of Operations and Parent's Investment
                                  (see note 2)
                             (amounts in thousands)

                                                               Year ended
                                                            December 31, 2000
                                                            -----------------

Revenue                                                        $  176,910

Operating costs and expenses:
  Operating (note 3)                                               75,828
  Selling, general, and administrative                             18,056
  Management fees (note 3)                                          9,175
  Depreciation                                                     21,067
  Amortization                                                     28,759
                                                               ----------
                                                                  152,885
                                                               ----------

      Net earnings                                                 24,025

Parent's investment:
   Beginning of period                                          1,060,283
   Change in due to parent  (note 3)                              (25,200)
   Acquisition of cable systems by subsidiaries of
    parent (note 2)
                                                                  198,885
                                                               ----------

   End of period                                               $1,257,993
                                                               ==========

    See accompanying notes to combined financial statements.

                          AT&T Insight Midwest Systems
            (A combination of certain assets, as defined in note 1)

                        Combined Statement of Cash Flows
                                  (see note 2)
                             (amounts in thousands)

                                                                 Year ended
                                                             December 31, 2000
                                                             -----------------

Cash flows from operating activities:
 Net earnings                                                     $ 24,025
 Adjustments to reconcile net earnings to net cash
  provided by operating activities:
     Depreciation and amortization                                  49,826
     Changes in operating assets and liabilities:
       Change in receivables and other assets                       (1,402)
       Change in accruals, payables and other liabilities           (7,663)
                                                                  --------

         Net cash provided by operating activities                  64,786
                                                                  --------

Cash flows from investing activities:
 Capital expended for property and equipment                       (39,867)
 Other investing activities, net                                      (497)
                                                                  --------
         Net cash used in investing activities                     (40,364)
                                                                  --------

Cash flows from financing activities -
 change in amounts due to parent, net                              (25,200)
                                                                  --------
            Net change in cash                                        (778)

            Cash at beginning of period                              1,769
                                                                  --------
            Cash at end of period                                 $    991
                                                                  ========


See accompanying notes to combined financial statements.

                          AT&T Insight Midwest Systems
            (A combination of certain assets, as defined in note 1)

                     Notes to Combined Financial Statements

                               December 31, 2000

(1)  Basis of Presentation and Summary of Significant Accounting Policies
     --------------------------------------------------------------------

     On August 15, 2000, subsidiaries of AT&T Corp. ("AT&T") entered into certain agreements with Insight Communications Company, L.P. ("Insight")
     and Insight Midwest, L.P. ("Insight Midwest").   In accordance with the
     terms of the agreements, such subsidiaries agreed to contribute certain cable television systems serving approximately 252,000 customers located in Illinois (the "Contributed Systems") to Insight Midwest, a partnership in which AT&T currently holds a 50% partnership interest. In addition, such subsidiaries agreed to sell certain cable television systems serving approximately 94,000 customers located in Illinois (the "Sold Systems") to Insight and to exchange a cable television system serving approximately 10,000 customers in and around Freeport, Illinois (the "Exchanged System") for a cable television system in and around Claremont, California. Insight will contribute the Sold Systems and the Exchanged System to Insight Midwest. Following the above described transactions, both AT&T and Insight will continue to have a 50% partnership interest in Insight Midwest.

     The above agreements were consummated on January 5, 2001.

     The accompanying combined financial statements include the specific accounts directly related to the activities of the Contributed Systems, the Sold Systems and the Exchanged Systems (collectively, the "AT&T Insight Midwest Systems"). The AT&T Insight Midwest Systems are wholly-owned by various cable subsidiaries of AT&T. All significant inter-entity accounts and transactions have been eliminated in combination. The combined net assets of AT&T Insight Midwest Systems are referred to as "Parent's Investment."

       As further described in note 2, certain of the cable systems included in the combined financial statements of the AT&T Insight Midwest Systems were acquired by AT&T and its subsidiaries in 2000. The AT&T Insight Midwest Systems' combined financial statements include the assets, liabilities and results of operations for such cable systems since their acquisition date.

                          AT&T Insight Midwest Systems
            (A combination of certain assets, as defined in note 1)

                     Notes to Combined Financial Statements

     Certain costs of AT&T are charged to the Company based on AT&T Insight Midwest Systems' number of customers (see note 3). Although such allocations are not necessarily indicative of the costs that would have been incurred by the AT&T Insight Midwest Systems on a stand alone basis, management believes that the resulting allocated amounts are reasonable.

     The AT&T Insight Midwest System's net assets are held by various wholly-owned subsidiaries and partnerships of AT&T. Accordingly, the balance sheets of the AT&T Insight Midwest Systems do not reflect all of the assets and liabilities that would be indicative in a stand alone business. In particular, the AT&T Insight Midwest Systems do not constitute a taxable entity, therefore, no provision has been made for income tax expense or benefit in the accompanying combined financial statements.

     Receivables
     -----------

     Receivables are reflected net of an allowance for doubtful accounts. Such allowance at December 31, 2000 was not significant.

     Property and Equipment
     ----------------------

     Property and equipment is stated at cost, including acquisition costs allocated to tangible assets acquired. Construction costs, labor and applicable overhead related to installations and interest during construction are capitalized. Interest capitalized was not significant for the twelve months ended December 31, 2000.

     Depreciation is computed on a straight-line basis using estimated useful lives of 3 to 15 years for distribution systems and 3 to 40 years for support equipment and buildings.

     Repairs and maintenance are charged to operations, and renewals and additions are capitalized. At the time of ordinary retirements, sales or other dispositions of property, the original cost and cost of removal of such property are charged to accumulated depreciation, and salvage, if any, is credited thereto. Gains or losses are only recognized in connection with the sale of properties in their entirety.

     Intangible Assets
     -----------------

     Intangible assets consist primarily of franchise costs. Franchise costs represent the difference between the purchase price attributable to the AT&T Insight Midwest Systems' service areas and amounts allocated to the tangible and identifiable intangible assets of the AT&T Insight Midwest Systems. Such amounts are generally amortized on a straight-line basis over 40 years. Costs incurred by the AT&T Insight Midwest Systems in negotiating and renewing franchise agreements are amortized on a straight-line basis over the average lives of the franchise, generally 15 years.

                                                                     (continued)

                          AT&T Insight Midwest Systems
            (A combination of certain assets, as defined in note 1)

                     Notes to Combined Financial Statements

     Impairment of Long-lived Assets
     -------------------------------

     The Company periodically reviews the carrying amounts of property and equipment and its identifiable intangible assets to determine whether current events or circumstances warrant adjustments to such carrying amounts. If an impairment adjustment is deemed necessary, based on an analysis of undiscounted cash flows, such loss is measured by the amount that the carrying value of such assets exceeds their fair value. Considerable management judgment is necessary to estimate the fair value of assets, accordingly, actual results could vary significantly from such estimates. Assets to be disposed of are carried at the lower of their financial statement carrying amount or fair value less costs to sell.

     Revenue Recognition
     -------------------

     Cable revenue for customer fees, equipment rental, advertising and pay-per-view programming is recognized in the period that services are delivered. Installation revenue is recognized in the period the installation services are provided to the extent of direct selling costs. Any remaining amount is deferred and recognized over the estimated average period that customers are expected to remain connected to the cable distribution system.

     New Accounting Pronouncements
     -----------------------------

     In December 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 101 (SAB No. 101), "Revenue Recognition in Financial Statements." The SEC delayed the date by which registrants must apply the accounting and disclosures described in SAB No. 101 until the fourth quarter of 2000. The implementation of SAB No. 101 did not have a significant impact on the financial condition or results of operations of AT&T Insight Midwest Systems.

     Statement of Cash Flows
     -----------------------

     With the exception of certain system acquisitions and asset transfers
     (see note 2), transactions effected through the intercompany account due to
     (from) parent have been considered constructive cash receipts and payments for purposes of the combined statement of cash flows.

     Estimates
     ---------

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

                                                                     (continued)

                          AT&T Insight Midwest Systems
            (A combination of certain assets, as defined in note 1)

                     Notes to Combined Financial Statements

(2)  Business Combinations
     ---------------------

     Acquisitions
     ------------

     Merger with MediaOne Group, Inc. ("MediaOne")

     On June 15, 2000, AT&T completed the acquisition of MediaOne in a cash and stock transaction valued at approximately $56 billion (the "MediaOne Merger"). The MediaOne Merger was accounted for under the purchase method of accounting. Certain cable television systems received by AT&T in the MediaOne Merger are included in the accompanying financial statements since their date of acquisition by AT&T. Accordingly, the preliminary allocation of the Company's portion of AT&T's purchase price to acquire MediaOne has been reflected in the accompanying combined financial statements of the AT&T Insight Midwest Systems as of June 15, 2000.

     The following table reflects the June 15, 2000 balance sheet of the cable systems which were acquired in the MediaOne Merger and included in the AT&T Insight Midwest Systems, as adjusted to give effect to the preliminary purchase accounting adjustments:

                                                     (amounts in thousands)
       Assets

         Cash                                                $    304
         Receivables                                              620
         Property and equipment                                47,588
         Intangible assets                                    159,419
                                                             --------
                                                             $207,931
                                                             ========

       Liabilities and Parent's Investment

        Accounts payable and accrued expenses                $  9,046

         Parent's Investment                                  198,885
                                                             --------
                                                             $207,931
                                                             ========

     The preliminary purchase accounting adjustments in the table above reflect the preliminary estimates of fair value at June 15, 2000. A final allocation of AT&T's purchase price will be made upon receipt of final third party appraisals. The most significant preliminary purchase accounting adjustments related to intangible assets. The preliminary intangible assets include approximately $148.2 million of franchise costs which are amortized over 40 years.

                                                                     (continued)

                          AT&T Insight Midwest Systems
            (A combination of certain assets, as defined in note 1)

                     Notes to Combined Financial Statements

     Pro Forma Operating Results (unaudited)
     ---------------------------------------

     The following unaudited combined results of operations for the year ended December 31, 2000 were prepared assuming the MediaOne Merger occurred on January 1, 2000. These pro forma amounts are not necessarily indicative of operating results that would have occurred if the MediaOne Merger had occurred on January 1, 2000, nor does it intend to be a projection of future results:

                                                      Year ended
                                                     December 31,
                                                         2000
                                                     ------------

          Revenue                                      $187,849
          Net earnings                                 $ 25,459


(3)  Parent's Investment
     -------------------

     Parent's investment in the AT&T Insight Midwest Systems at December 31, 2000 is summarized as follows (amounts in thousands):


                                                    December 31,
                                                        2000
                                                    -----------


        Due to parent                                $1,214,860
        Retained earnings                                43,133
                                                     ----------
                                                     $1,257,993
                                                     ==========

     The non-interest bearing amount due to parent includes AT&T's equity in acquired systems, advances for operations, acquisitions and construction costs, as well as the amounts owed as a result of the allocation of certain costs from AT&T.

     As a result of AT&T's 100% ownership of the AT&T Insight Midwest Systems, the non-interest bearing amounts due to parent have been classified as a component of Parent's investment in the accompanying combined balance sheets. Such amounts are due on demand.

     The AT&T Insight Midwest Systems purchase, at AT&T's cost, certain pay television and other programming through a certain indirect subsidiary of AT&T. Charges for such programming are included in operating expenses in the accompanying combined financial statements.

     Certain subsidiaries of AT&T provide administrative services to the AT&T Insight Midwest Systems and have assumed managerial responsibility of the AT&T Insight Midwest Systems' cable television system operations and construction. As compensation for these services, the AT&T Insight Midwest Systems pay a monthly fee calculated on a per-subscriber basis.

                                                                     (continued)

                          AT&T Insight Midwest Systems
            (A combination of certain assets, as defined in note 1)

                     Notes to Combined Financial Statements

     The intercompany advances and expense allocation activity in amounts due to parent consist of the following (amounts in thousands):

                                                     Year ended
                                                     December 31,
                                                        2000
                                                     ------------

               Beginning of period                     $1,041,175
                 Programming charges                       47,040
                 Management fees                            9,175
                    Cable system acquisitions             198,885
                         Cash transfers                   (81,415)
                                                       ----------
                  End of period                        $1,214,860
                                                       ==========


(4)  Commitments and Contingencies
     -----------------------------

     The Cable Television Consumer Protection and Competition Act of 1992
     (the "1992 Cable Act") imposed certain rate regulations on the cable television industry. Under the 1992 Cable Act, all cable systems are subject to rate regulation, unless they face "effective competition," as defined by the 1992 Cable Act and expanded in the Telecommunications Act of 1996 (the "1996 Act"), in their local franchise area.

     The Company believes that it has complied in all material respects with the provisions of the 1992 Cable Act and the 1996 Act, including its rate setting provisions. If, as a result of the review process, a system cannot substantiate its rates, it could be required to retroactively reduce its rates to the appropriate benchmark and refund the excess portion of rates received.

     Certain plaintiffs have filed or threatened separate class action complaints against cable systems across the United States alleging that the systems' practice of assessing an administrative fee to subscribers whose payments are delinquent constitutes an invalid liquidated damage provision, a breach of contract, and violates local consumer protection statutes. Plaintiffs seek recovery of all late fees paid to the subject systems as a class purporting to consist of all subscribers who were assessed such fees during the applicable limitation period, plus attorney fees and costs. In March 2000, a settlement agreement was executed with respect to certain late fee class action complaints, which involves certain of the AT&T Insight Midwest Systems. On October 11, 2000 the court approved the settlement agreement with the exception of certain customers, including customers in Illinois, which did not receive notice regarding the settlement. The settlement agreement for the remaining affected subscribers in the AT&T Insight Midwest Systems was approved in December, 2000. The settlement is not expected to have a material impact on the AT&T Insight Midwest Systems' financial condition or results of operations.

                                                                     (continued)

                          AT&T Insight Midwest Systems
            (A combination of certain assets, as defined in note 1)

                     Notes to Combined Financial Statements

     The AT&T Insight Midwest Systems have contingent liabilities related to legal proceedings and other matters arising in the ordinary course of business. Although it is reasonably possible the AT&T Insight Midwest Systems may incur losses upon conclusion of such matters, an estimate of any loss or range of loss cannot be made. In the opinion of management, it is expected that amounts, if any, which may be required to satisfy such contingencies will not be material in relation to the accompanying combined financial statements.

     The AT&T Insight Midwest Systems lease business offices, have entered into pole rental agreements and use certain equipment under lease arrangements. Rental expense for such arrangements amounted to $1,328,158 for the year ended December 31, 2000.

     Future minimum lease payments under noncancelable operating leases for each of the next five years are summarized as follows (amounts in thousands):

              Years ending December 31:

                2001              $355
                2002               329
                2003               308
                2004               316
                2005               180
                Thereafter         165

     It is expected that, in the normal course of business, expiring leases will be renewed or replaced.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
AT&T Broadband, LLC:

    We have audited the accompanying combined balance sheet of The AT&T Insight Midwest Systems (a combination of certain assets as defined in note 1 to the combined financial statements) as of December 31, 1999, and the related combined statements of operations and parent's investment, and cash flows for the period from March 1, 1999 to December 31, 1999 ("New Insight" or "Successor") and of The AT&T Insight Midwest Systems for the period from January 1, 1999 to February 28, 1999 ("Old Insight" or "Predecessor"). These combined financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the aforementioned Successor combined financial statements present fairly, in all material respects, the financial position of New Insight as of December 31, 1999, and the results of their operations and their cash flows for the Successor period, in conformity with generally accepted accounting principles. Further, in our opinion, the aforementioned Predecessor combined financial statements present fairly, in all material respects, the results of Old Insight operations and their cash flows for the Predecessor period, in conformity with generally accepted accounting principles.

    As discussed in note 1, effective March 9, 1999, AT&T Corp., parent company of New Insight, acquired Tele-Communications, Inc., parent company of Old Insight, in a business combination accounted for as a purchase. As a result of the acquisition, the combined financial information for the periods after the acquisition is presented on a different cost basis than that for the periods before the acquisition and therefore, is not comparable.

                                          KPMG LLP

Denver, Colorado
October 11, 2000

                          AT&T INSIGHT MIDWEST SYSTEMS
            (A combination of certain assets, as defined in note 1)
                            COMBINED BALANCE SHEETS
                             (amounts in thousands)

                                                                    December 31,
                                                                        1999
                                                                    ------------

                       Assets
Cash.................................................                    1,769
Trade and other receivables, net.....................                    4,303
Property and equipment, at cost:
  Land...............................................                      639
  Distribution systems...............................                  121,647
  Support equipment and buildings....................                   11,048
                                                                     ---------
                                                                       133,334
  Less accumulated depreciation......................                    6,665
                                                                     ---------
                                                                       126,669
                                                                     ---------
Intangible assets....................................                  954,840
  Less accumulated amortization......................                   22,507
                                                                     ---------
                                                                       932,333
                                                                     ---------
                                                                     1,065,074
                                                                     =========
         Liabilities and Parent's Investment
Accounts payable.....................................                      740
Accrued expenses.....................................                    4,051
                                                                     ---------
    Total liabilities................................                    4,791
                                                                     ---------
Parent's investment (note 3).........................                1,060,283
                                                                     ---------
Commitments and contingencies (note 4)...............                1,065,074
                                                                     =========



            See accompanying notes to combined financial statements.

                          AT&T INSIGHT MIDWEST SYSTEMS
            (A combination of certain assets, as defined in note 1)
           COMBINED STATEMENTS OF OPERATIONS AND PARENT'S INVESTMENT
                                  (see Note 2)
                             (amounts in thousands)

                                                                                              New Insight       Old Insight
                                                                                          ------------------|-----------------
                                                                                              Ten months    |
                                                                                                 ended      |Two months ended
                                                                                           December 31, 1999|February 28, 1999
                                                                                           -----------------|-----------------
                                                                                                            |
                                                                                                            |
Revenue................................................................                          118,509    |      20,742
Operating costs and expenses:                                                                               |
  Operating (note 3)...................................................                           49,115    |       8,131
  Selling, general, and administrative.................................                           13,590    |       2,553
  Management fees (note 3).............................................                            5,497    |         900
  Depreciation.........................................................                           11,058    |       2,158
  Amortization.........................................................                           20,141    |       1,713
                                                                                               ---------    |     -------
                                                                                                  99,401    |      15,455
                                                                                               ---------    |     -------
    Net earnings.......................................................                           19,108    |       5,287
Parent's investment:                                                                                        |
  Beginning of period..................................................                          892,683    |     414,696
  Change in due to parent (note 3).....................................                          (13,727)   |      (4,707)
  Acquisition of cable systems by subsidiaries of AT&T Corp. (note 2)..                          162,219    |         --
                                                                                               ---------    |     -------
    End of period......................................................                        1,060,283    |     415,276
                                                                                               =========    |     =======



            See accompanying notes to combined financial statements.

                          AT&T INSIGHT MIDWEST SYSTEMS
            (A combination of certain assets, as defined in note 1)
                       COMBINED STATEMENTS OF CASH FLOWS
                                  (see note 2)
                             (amounts in thousands)

                                                                                                     New Insight |Old Insight
                                                                                                    -------------|------------
                                                                                                      Ten months | Two months
                                                                                                        ended    |   ended
                                                                                                     December 31,|February 28,
                                                                                                         1999    |    1999
                                                                                                     ------------|------------
                                                                                                                 |
                                                                                                                 |
Cash flows from operating activities:                                                                            |
 Net earnings.........................................................................                  19,108   |    5,287
 Adjustments to reconcile net earnings to net cash provided by operating activities:                             |
   Depreciation and amortization......................................................                  31,199   |    3,871
   Changes in operating assets and liabilities:                                                                  |
    Change in receivables and other assets............................................                     143   |   (1,606)
    Change in accruals, payables and other liabilities................................                   1,820   |     (339)
                                                                                                       -------   |   ------
     Net cash provided by operating activities........................................                  52,270   |    7,213
                                                                                                       -------   |   ------
Cash flows from investing activities:                                                                            |
 Capital expended for property and equipment..........................................                 (40,155)  |   (4,165)
 Other investing activities, net......................................................                   1,929   |      972
                                                                                                       -------   |   ------
     Net cash used in investing activities............................................                 (38,226)  |   (3,193)
                                                                                                       -------   |   ------
Cash flows from financing activities--                                                                           |
 Change in amounts due to parent, net.................................................                 (13,727)  |   (4,707)
                                                                                                       -------   |   ------
 Net change in cash...................................................................                     317   |     (687)
 Cash at beginning of period..........................................................                   1,452   |    2,139
                                                                                                       -------   |   ------
 Cash at end of period................................................................                   1,769   |    1,452
                                                                                                       =======   |   ======


            See accompanying notes to combined financial statements.

                          AT&T INSIGHT MIDWEST SYSTEMS
            (A combination of certain assets, as defined in note 1)
                     NOTES TO COMBINED FINANCIAL STATEMENTS
   (Amounts as of and for the period ended September 30, 2000 are unaudited)

(1) Basis of Presentation and Summary of Significant Accounting Policies

    On August 15, 2000, subsidiaries of AT&T Corp. ("AT&T") entered into certain agreements with Insight Communications Company, L.P. ("Insight") and Insight Midwest, L.P. ("Insight Midwest"). In accordance with the terms of the agreements, such subsidiaries agreed to contribute certain cable television systems serving approximately 252,000 customers located in Illinois (the "Contributed Systems") to Insight Midwest, a partnership in which AT&T currently holds a 50% partnership interest. In addition, such subsidiaries agreed to sell certain cable television systems serving approximately 94,000 customers located in Illinois (the "Sold Systems") to Insight and to exchange a cable television system serving approximately 10,000 customers in and around Freeport, Illinois (the "Exchanged System") for a cable television system in and around Claremont, California. Insight will contribute the Sold Systems and the Exchanged System to Insight Midwest. Following the above described transactions, both AT&T and Insight will continue to have a 50% partnership interest in Insight Midwest.

    The above agreements were consummated effective on January 1, 2001.

    The accompanying combined financial statements include the specific accounts directly related to the activities of the Contributed Systems, the Sold Systems and the Exchanged Systems (collectively, the "AT&T Insight Midwest Systems"). The AT&T Insight Midwest Systems are wholly-owned by various cable subsidiaries of AT&T. All significant inter-entity accounts and transactions have been eliminated in combination. The combined net assets of AT&T Insight Midwest Systems are referred to as "Parent's Investment."

    On March 9, 1999, AT&T acquired AT&T Broadband, LLC ("AT&T Broadband", formerly known as Tele-Communications, Inc.) in a merger (the "AT&T Merger"). In the AT&T Merger, AT&T Broadband became a subsidiary of AT&T. For financial reporting purposes, the AT&T Merger was deemed to have occurred on March 1, 1999. The combined financial statements for periods prior to March 1, 1999 include those AT&T Insight Midwest Systems that were then owned by Tele-Communications, Inc. and are referred to herein as "Old Insight." The combined financial statements for periods subsequent to February 28, 1999 are referred to herein as "New Insight." Due to the application of purchase accounting in connection with the AT&T Merger, the predecessor combined financial statements of Old Insight are not comparable to the successor combined financial statements of New Insight. In the following text, "AT&T Insight Midwest Systems" and "the Company" refer to both Old Insight and New Insight. See note 2.

    As further described in note 2, certain of the cable systems included in the combined financial statements of New Insight were acquired by AT&T and its subsidiaries in 2000 and 1999. The AT&T Insight Midwest Systems' combined financial statements include the assets, liabilities and results of operations for such cable systems since their respective acquisition dates.

    Certain costs of AT&T are charged to the Company based on AT&T Insight Midwest Systems' number of customers (see note 3). Although such allocations are not necessarily indicative of the costs that would have been incurred by the AT&T Insight Midwest Systems on a stand alone basis, management believes that the resulting allocated amounts are reasonable.

    The AT&T Insight Midwest System's net assets are held by various wholly-owned subsidiaries and partnerships of AT&T. Accordingly, the balance sheets of the AT&T Insight Midwest Systems do not reflect all of the assets and

                          AT&T INSIGHT MIDWEST SYSTEMS
            (A combination of certain assets, as defined in note 1)
              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)

liabilities that would be indicative in a stand alone business. In particular, the AT&T Insight Midwest Systems do not constitute a taxable entity, therefore, no provision has been made for income tax expense or benefit in the accompanying combined financial statements.

Receivables

    Receivables are reflected net of an allowance for doubtful accounts. Such allowance at December 31, 1999 was not significant.

Property and Equipment

    Property and equipment is stated at cost, including acquisition costs allocated to tangible assets acquired. Construction costs, labor and applicable overhead related to installations and interest during construction are capitalized. Interest capitalized was not significant for the ten months ended December 31, 1999 and the two months ended February 28, 1999.

    Depreciation is computed on a straight-line basis using estimated useful lives of 3 to 15 years for distribution systems and 3 to 40 years for support equipment and buildings.

    Repairs and maintenance are charged to operations, and renewals and additions are capitalized. At the time of ordinary retirements, sales or other dispositions of property, the original cost and cost of removal of such property are charged to accumulated depreciation, and salvage, if any, is credited thereto. Gains or losses are only recognized in connection with the sale of properties in their entirety.

Intangible Assets

    Intangible assets consist primarily of franchise costs. Franchise costs represent the difference between the value attributable to the AT&T Insight Midwest Systems' service areas and amounts allocated to the tangible assets of the AT&T Insight Midwest Systems. Such amounts are generally amortized on a straight-line basis over 40 years. Costs incurred by the AT&T Insight Midwest Systems in negotiating and renewing franchise agreements are amortized on a straight-line basis over the average lives of the franchise, 15 years.

Impairment of Long-lived Assets

    The Company periodically reviews the carrying amounts of property and equipment and its identifiable intangible assets to determine whether current events or circumstances warrant adjustments to such carrying amounts. If an impairment adjustment is deemed necessary, based on an analysis of undiscounted

                          AT&T INSIGHT MIDWEST SYSTEMS
            (A combination of certain assets, as defined in note 1)
              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)

cash flows, such loss is measured by the amount that the carrying value of such assets exceeds their fair value. Considerable management judgment is necessary to estimate the fair value of assets, accordingly, actual results could vary significantly from such estimates. Assets to be disposed of are carried at the lower of their financial statement carrying amount or fair value less costs to sell.

Revenue Recognition

    Cable revenue for customer fees, equipment rental, advertising and pay-per-view programming is recognized in the period that services are delivered. Installation revenue is recognized in the period the installation services are provided to the extent of direct selling costs. Any remaining amount is deferred and recognized over the estimated average period that customers are expected to remain connected to the cable distribution system.

Statement of Cash Flows

    With the exception of certain system acquisitions and asset transfers (see note 2), transactions effected through the intercompany account due to (from) parent have been considered constructive cash receipts and payments for purposes of the combined statement of cash flows.

Estimates

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

New Accounting Pronouncements

    In December 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 101 (SAB No. 101), "Revenue Recognition in Financial Statements." The SEC delayed the date by which registrants must apply the accounting and disclosures described in SAB No. 101 until the fourth quarter of 2000. The implementation of SAB No. 101 did not have a significant impact on the financial condition or results of operations of the AT&T Insight Midwest Systems.

(2) Business Combinations

AT&T Merger

    The AT&T Merger has been accounted for using the purchase method of accounting and has been deemed to be effective as of March 1, 1999 for financial reporting purposes. Accordingly, the Company's portion of the allocation of AT&T's purchase price to acquire AT&T Broadband has been reflected in the combined financial statements of the AT&T Insight Midwest Systems as of March 1, 1999.

                          AT&T INSIGHT MIDWEST SYSTEMS
            (A combination of certain assets, as defined in note 1)
              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)


    The following table reflects the March 1, 1999 balance sheet of New Insight, as adjusted to give effect to the purchase accounting adjustments resulting from the allocation to the net assets of the Company of AT&T's purchase price to acquire AT&T Broadband:

                                                                     (amounts in
                                                                     thousands)
                                                                     -----------
   Assets
     Cash...........................................................  $  1,452
     Receivables....................................................     3,690
     Property and equipment.........................................    71,832
     Intangible assets..............................................   818,088
                                                                      --------
                                                                      $895,062
                                                                      ========

   Liabilities and Parent's Investment
     Accounts payable and accrued expenses..........................  $  2,379
     Parent's Investment............................................   892,683
                                                                      --------
                                                                      $895,062
                                                                      ========

    As a result of the application of purchase accounting, New Insight recorded its assets and liabilities at their fair values on March 9, 1999. The most significant purchase accounting adjustments related to intangible assets. The intangible assets include $792.0 million assigned to New Insight's franchise costs which are amortized over 40 years.

Acquisitions

Exchange

    During the second quarter of 1999, AT&T Broadband paid cash and traded cable television systems serving customers located in Florida, Hawaii, Maine, New York, Ohio, Texas and Wisconsin in exchange for cable television systems serving customers located in Illinois, New Jersey, Oregon and Pennsylvania (the "1999 Exchange"). The 1999 Exchange was consummated pursuant to an agreement that was executed in November 1998. The 1999 Exchange was deemed to be effective as of June 1, 1999 for financial reporting purposes and the acquired systems were recorded using the purchase method of accounting.

    Certain of the Illinois cable television systems acquired by AT&T Broadband in the 1999 Exchange are included in the accompanying financial results of the AT&T Insight Midwest Systems and are reflected as a contribution from AT&T Broadband. Accordingly, the assets, liabilities and results of operations of such systems have been reflected in the combined financial statements of the AT&T Insight Midwest Systems since June 1, 1999.

                          AT&T INSIGHT MIDWEST SYSTEMS
            (A combination of certain assets, as defined in note 1)
              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)


    The following table reflects the June 1, 1999 balance sheet of the 1999 Exchange systems contributed from AT&T Broadband to the AT&T Insight Midwest
Systems:

                                                                     (amounts in
                                                                     thousands)
                                                                     -----------
   Assets
     Receivables....................................................  $    483
     Property and equipment.........................................    25,670
     Intangible assets..............................................   136,658
                                                                      --------
                                                                      $162,811
                                                                      ========

   Liabilities and Parent's Investment
     Accounts payable and accrued expenses..........................  $    592
     Parent's Investment............................................   162,219
                                                                      --------
                                                                      $162,811
                                                                      ========

    The above operating assets and liabilities have been included in the accompanying combined financial statements at their fair values at June 1, 1999. The most significant purchase accounting adjustments related to intangible assets. The intangible assets include approximately $131.8 million of franchise costs which are amortized over 40 years.

Merger with MediaOne Group, Inc. ("MediaOne") (unaudited)

    On June 15, 2000, AT&T completed the acquisition of MediaOne in a cash and stock transaction valued at approximately $56 billion (the "MediaOne Merger"). The MediaOne Merger was accounted for under the purchase method of accounting. Certain cable television systems received by AT&T in the MediaOne Merger are included in the accompanying financial statements since their date of acquisition by AT&T. Accordingly, the preliminary allocation of the Company's portion of AT&T's purchase price to acquire MediaOne has been reflected in the accompanying combined financial statements of the AT&T Insight Midwest Systems as of June 15, 2000.

    The following table reflects the June 15, 2000 balance sheet of the cable systems which were acquired in the MediaOne Merger and included in the AT&T Insight Midwest Systems, as adjusted to give effect to the preliminary purchase accounting adjustments:

                                                                     (amounts in
                                                                     thousands)
                                                                     -----------
   Assets
     Cash...........................................................  $    304
     Receivables....................................................       620
     Property and equipment.........................................    47,588
     Intangible assets..............................................   159,419
                                                                      --------
                                                                      $207,931
                                                                      ========
   Liabilities and Parent's Investment
     Accounts payable and accrued expenses..........................  $  9,046
     Parent's Investment............................................   198,885
                                                                      --------
                                                                      $207,931
                                                                      ========

                          AT&T INSIGHT MIDWEST SYSTEMS
            (A combination of certain assets, as defined in note 1)
              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)


    The preliminary purchase accounting adjustments in the table above reflect the preliminary estimates of fair value at June 15, 2000. A final allocation of AT&T's purchase price will be made upon receipt of final third party appraisals. The most significant preliminary purchase accounting adjustments related to intangible assets. The preliminary intangible assets include approximately $148.2 million of franchise costs which are amortized over 40 years.

Pro Forma Operating Results (unaudited)

    The following unaudited combined results of operations for the year ended December 31, 1999 was prepared assuming the AT&T Merger, the 1999 Exchange, and the MediaOne Merger occurred on January 1, 1999. These pro forma amounts are not necessarily indicative of operating results that would have occurred if the AT&T Merger, the 1999 Exchange, and the MediaOne Merger had occurred on January 1, 1999, nor does it intend to be a projection of future results (amounts in thousands):

                                                          Year ended
                                                         December 31,
                                                             1999
                                                         ------------

   Revenue...........................................      174,939
   Net earnings......................................       26,679

(3) Parent's Investment

    Parent's investment in the AT&T Insight Midwest Systems at December 31, 1999 is summarized as follows (amounts in thousands):

                                                         December 31,
                                                             1999
                                                         ------------

   Due to parent.....................................     1,041,175
   Retained earnings since March 1, 1999.............        19,108
                                                          ---------
                                                          1,060,283
                                                          =========

    The non-interest bearing amount due to parent includes AT&T's equity in acquired systems, advances for operations, acquisitions and construction costs, as well as the amounts owed as a results of the allocation of certain costs from AT&T.

    As a result of AT&T's 100% ownership of the AT&T Insight Midwest Systems, the non-interest bearing amounts due to parent have been classified as a component of Parent's investment in the accompanying combined balance sheets. Such amounts are due on demand.

    The AT&T Insight Midwest Systems purchase, at AT&T's cost, certain pay television and other programming through a certain indirect subsidiary of AT&T. Charges for such programming are included in operating expenses in the accompanying combined financial statements.

    Certain subsidiaries of AT&T provide administrative services to the AT&T Insight Midwest Systems and have assumed managerial responsibility of the AT&T Insight Midwest Systems' cable television system operations and construction. As compensation for these services, the AT&T Insight Midwest Systems pay a monthly fee calculated on a per-subscriber basis.

                          AT&T INSIGHT MIDWEST SYSTEMS
            (A combination of certain assets, as defined in note 1)
              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)


    The intercompany advances and expense allocation activity in amounts due to parent consist of the following (amounts in thousands):

                                                                                          New Insight  Old Insight
                                                                                          ------------ ------------
                                                                                           Ten months   Two months
                                                                                             ended        ended
                                                                                          December 31, February 28,
                                                                                              1999         1999
                                                                                          ------------ ------------

   Beginning of period................................................................       892,683     282,834
     Programming charges..............................................................        30,083       5,282
     Management fees..................................................................         5,497         900
     Cable system acquisitions........................................................       162,219         --
     Cash transfers...................................................................       (49,307)    (10,889)
                                                                                           ---------     -------
   End of period......................................................................     1,041,175     278,127
                                                                                           =========     =======

(4) Commitments and Contingencies

    The Cable Television Consumer Protection and Competition Act of 1992 (the "1992 Cable Act") imposed certain rate regulations on the cable television industry. Under the 1992 Cable Act, all cable systems are subject to rate regulation, unless they face "effective competition," as defined by the 1992 Cable Act and expanded in the Telecommunications Act of 1996 (the "1996 Act"), in their local franchise area.

    The Company believes that it has complied in all material respects with the provisions of the 1992 Cable Act and the 1996 Act, including its rate setting provisions. If, as a result of the review process, a system cannot substantiate its rates, it could be required to retroactively reduce its rates to the appropriate benchmark and refund the excess portion of rates received. Any refunds of the excess portion of CPST rates would be retroactive to the date of complaint.

    Certain plaintiffs have filed or threatened separate class action complaints against cable systems across the United States alleging that the systems' practice of assessing an administrative fee to subscribers whose payments are delinquent constitutes an invalid liquidated damage provision, a breach of contract, and violates local consumer protection statutes. Plaintiffs seek recovery of all late fees paid to the subject systems as a class purporting to consist of all subscribers who were assessed such fees during the applicable limitation period, plus attorney fees and costs. In March 2000, a settlement agreement was executed with respect to certain late fee class action complaints, which involves certain of the AT&T Insight Midwest Systems. On October 11, 2000 the court approved the settlement agreement with the exception of certain customers, including customers in Illinois, which did not receive notice regarding the settlement. The settlement agreement for the remaining affected subscribers in the AT&T Insight Midwest Systems was approved in December, 2000. The settlement is not expected to have a material impact on the AT&T Insight Midwest Systems' financial condition or results of operations.

                          AT&T INSIGHT MIDWEST SYSTEMS
            (A combination of certain assets, as defined in note 1)
              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)


    The AT&T Insight Midwest Systems have contingent liabilities related to legal proceedings and other matters arising in the ordinary course of business. Although it is reasonably possible the AT&T Insight Midwest Systems may incur losses upon conclusion of such matters, an estimate of any loss or range of loss cannot be made. In the opinion of management, it is expected that amounts, if any, which may be required to satisfy such contingencies will not be material in relation to the accompanying combined financial statements.

    The AT&T Insight Midwest Systems lease business offices, have entered into pole rental agreements and use certain equipment under lease arrangements. Rental expense for such arrangements amounted to $1,037,000 and $157,000 for the ten months ended December 31, 1999 and the two months ended February 28, 1999, respectively.

    Future minimum lease payments under noncancelable operating leases for each of the next five years are summarized as follows (amounts in thousands):

      Years ending December 31:
      2000................................................................ $525
      2001................................................................  382
      2002................................................................  345
      2003................................................................  324
      2004................................................................  325
      Thereafter..........................................................  209

    It is expected that, in the normal course of business, expiring leases will be renewed or replaced.

                        Report of Independent Auditors

The Board of Directors
Insight Communications Company, Inc.

We have audited the accompanying combined balance sheets of the Griffin, GA, Rockford, IL, Portland, IN and Scottsburg, IN cable television systems (collectively, the "Combined Systems"), as of December 31, 2000 and 1999, and the related combined statements of operations and changes in net assets, and cash flows for the years then ended. These combined financial statements are the responsibility of the Combined Systems' management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of the Combined Systems, as of December 31, 2000 and 1999, and the combined results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.


                                                               Ernst & Young LLP

New York, New York
March 12, 2001

           GRIFFIN GA, ROCKFORD, IL, PORTLAND, IN AND SCOTTSBURG, IN
                           CABLE TELEVISION SYSTEMS
                            COMBINED BALANCE SHEETS
                                (in thousands)

                                                                             December 31,
                                                                          2000           1999
                                                                   ------------------------------
Assets
Cash and cash equivalents                                                 $      2       $    412
Trade accounts receivable, net of allowance for doubtful accounts
 of $22 as of December 31, 2000 and 1999                                     1,002          1,110

Launch funds receivable                                                      1,077          1,763
Prepaid expenses and other assets                                            1,007            208
                                                                       --------------------------
 Total current assets                                                        3,088          3,493

Fixed assets, net                                                           46,960         42,637
Intangible assets, net of accumulated amortization of $26,901 and
 $19,490 as of December 31, 2000 and 1999, respectively                     90,004         97,416
                                                                       --------------------------
 Total assets                                                             $140,052       $143,546
                                                                       ==========================

Liabilities and net assets
Accounts payable                                                          $    632       $  2,665
Accrued expenses and other liabilities                                       1,359            881
Accrued programming costs                                                    2,544          1,551
Due to affiliates                                                           10,391         12,716
                                                                       --------------------------
 Total current liabilities                                                  14,926         17,813

Deferred revenue                                                             1,066          1,203
                                                                       --------------------------
 Total liabilities                                                          15,992         19,016

Net assets                                                                 124,060        124,530
                                                                       --------------------------
 Total liabilities and net assets                                         $140,052       $143,546
                                                                       ==========================


 See accompanying Notes

           GRIFFIN GA, ROCKFORD, IL, PORTLAND, IN AND SCOTTSBURG, IN
                           CABLE TELEVISION SYSTEMS
       COMBINED STATEMENTS OF OPERATIONS AND CHANGES IN THE NET ASSETS
                                (in thousands)

                                                                Year ended December 31,
                                                                      2000              1999
                                                         -----------------------------------
Revenue                                                           $ 41,464          $ 34,899

Operating costs and expenses:
     Programming and other operating costs                          14,558            11,195
     Selling, general and administrative                             9,348             7,135
     Depreciation and amortization                                  17,790            15,719
                                                         -----------------------------------
Total operating costs and expenses                                  41,696            34,049

Operating income (loss)                                               (232)              850

Other income                                                          (238)              173
                                                         -----------------------------------
Net income (loss)                                                     (470)            1,023

Net assets, beginning of period                                    124,530           102,307
Contribution of cable system assets (Note A)                            --            21,200
                                                         ------------------------------------
Net assets, end of period                                         $124,060          $124,530
                                                         ===================================

 See accompanying Notes

           GRIFFIN GA, ROCKFORD, IL, PORTLAND, IN AND SCOTTSBURG, IN
                           CABLE TELEVISION SYSTEMS
                       COMBINED STATEMENTS OF CASH FLOWS
                                (in thousands)

                                                                       Year ended December 31,
                                                                       2000             1999
                                                                ---------------------------------
Operating activities:
 Net income (loss)                                                      $   (470)        $  1,023
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization                                             17,790           15,719
Provision for losses on trade accounts receivable                            908              434
Changes in operating assets and liabilities:
   Trade accounts receivable                                                (801)            (465)
   Launch funds receivable                                                   687            1,763
   Prepaid expenses and other assets                                        (799)          (2,340)
   Accounts payable                                                       (2,033)           1,312
   Accrued expenses and other liabilities                                  1,335              269
   Due to affiliates                                                      (2,325)           6,549
                                                                ---------------------------------
 Net cash provided by operating activities                                14,292           24,264
                                                                ---------------------------------

Investing activities:
 Purchase of fixed assets                                                (14,702)         (24,518)
                                                                ---------------------------------
 Net cash used in investing activities                                   (14,702)         (24,518)
                                                                ---------------------------------
Net decrease in cash and cash equivalents                                   (410)            (254)
Cash and cash equivalents, beginning of year                                 412              666
                                                                ---------------------------------
Cash and cash equivalents, end of year                                  $      2         $    412
                                                                =================================

           GRIFFIN GA, ROCKFORD, IL, PORTLAND, IN AND SCOTTSBURG, IN
                           CABLE TELEVISION SYSTEMS
                    NOTES TO COMBINED FINANCIAL STATEMENTS

A. Description of Business and Basis of Presentation

Description of Business

The cable television systems operating in the areas of Griffin, GA; Rockford, IL; Portland, IN; and Scottsburg, IN (the "Combined Systems") are principally engaged in the cable television business under non-exclusive franchise agreements. The Combined Systems are owned by Insight Communications Company, L.P. (the "Partnership"). The Partnership is owned by Insight Communications Company, Inc. ("Insight Inc.").

Basis of Presentation

The accompanying combined financial statements of the Combined Systems reflects the "carved out" historical financial position, results of operations and changes in net assets and cash flows of the operations of the Combined Systems as if they had been operating as a separate company. Significant intercompany accounts and transactions between the Combined Systems have been eliminated. Significant accounts and transactions with the Partnership and its affiliates are disclosed as related party transactions (Note C).

On March 22, 1999 the Partnership exchanged its Franklin, Virginia cable system ("Franklin") servicing approximately 9,200 subscribers for Falcon Cable's Scottsburg Indiana system ("Scottsburg") servicing approximately 4,100 subscribers. In addition, the Partnership received $8.0 million in cash. This transaction has been accounted for by the Partnership as a sale of the Franklin system and a purchase of the Scottsburg system. In addition, on March 31, 1999 the Partnership acquired Americable International of Florida Inc.'s Portland, Indiana and Fort Recovery, Ohio cable systems ("Portland") servicing approximately 6,100 subscribers for $10.9 million. This acquisition has been accounted for as a purchase. Accordingly, the Scottsburg and Portland systems have been included in the accompanying combined balance sheets at their fair values ($21.2 million). The Scottsburg and Portland systems' purchase price was allocated to the cable television assets acquired in relation to their fair values as increases in property and equipment of $4.3 million and franchise costs of $16.9 million. Franchise costs arising from the acquisition of the Scottsburg and Portland systems are being amortized on a straight-line basis over a period of 15 years.

           GRIFFIN GA, ROCKFORD, IL, PORTLAND, IN AND SCOTTSBURG, IN
                           CABLE TELEVISION SYSTEMS
              NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

A. Description of Business and Basis of Presentation (continued)

The pro forma unaudited results of operations of the Combined Systems for the year ended December 31, 1999 assuming the acquisition of the Scottsburg and Portland systems occurred on January 1, 1999 is as follows (in thousands):

     Revenues..............................................  $35,986
     Net income............................................    1,243

The combined financial statements have been adjusted to include the allocation of certain expenses incurred by the Partnership on the Combined Systems' behalf, based upon the ratio of Combined System subscribers to total Partnership subscribers. These allocations reflect the costs of doing business that the Combined Systems would have incurred on a stand alone basis as disclosed in Note
C. Management believes that these allocations are reasonable.

B. Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Concentration of Credit Risk

A significant portion of the customer base is concentrated within the local geographical area of each of the individual cable television systems. The Combined Systems generally extend credit to customers and the ultimate collection of accounts receivable could be affected by the local economy. Management performs continuous credit evaluations of the Combined Systems' customers and may require cash in advance or other special arrangements from certain customers. Management does not believe that there is a significant credit risk that could have a significant effect on the financial condition of the Combined Systems.

Revenue Recognition

Revenues include service, connection and launch fees. Service fees are recorded in the month the cable television and pay television services are provided to subscribers. Connection fees are charged for the hook-up of new customers and are recognized as current revenues to the extent of direct selling costs incurred. Launch fees are deferred

           GRIFFIN GA, ROCKFORD, IL, PORTLAND, IN AND SCOTTSBURG, IN
                           CABLE TELEVISION SYSTEMS
              NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

B. Summary of Significant Accounting Policies (continued)

and amortized over the period of the underlying contract.

Statement of Cash Flows

The Combined Systems participate in a cash management system with affiliates whereby cash receipts are transferred to a centralized Partnership bank account from which centralized payments to various suppliers and creditors are made on behalf of the Combined Systems. Amounts shown as cash represent the Combined Systems' net cash receipts not transferred to the centralized account as of December 31, 2000 and 1999. The average net intercompany balances were $11.6 million and $9.4 million for the years ended December 31, 2000 and 1999, respectively.

For purposes of this statement, cash equivalents includes all highly liquid investments purchased with original maturities of three months or less.

Fixed Assets

Fixed assets are stated at cost, which includes costs capitalized for labor and overhead incurred in connection with the installation of cable television systems. Depreciation is calculated using the straight-line method over estimated useful lives ranging from 5 to 12 years.

Fixed assets consist of:

                                                              December 31,
                                                           2000          1999
                                                       -------------------------
                                                             (in thousands)

Land, buildings and improvements                       $    468       $    352
Cable television equipment                               70,057         56,075
Furniture, fixtures and office equipment                    886            282
                                                       -----------------------
                                                         71,411         56,709
Less accumulated depreciation and amortization          (24,451)       (14,072)
                                                       -----------------------
     Total fixed assets                                $ 46,960       $ 42,637
                                                       =======================

           GRIFFIN GA, ROCKFORD, IL, PORTLAND, IN AND SCOTTSBURG, IN
                           CABLE TELEVISION SYSTEMS
              NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

B. Summary of Significant Accounting Policies (continued)

Intangible Assets

Intangible assets consist primarily of franchise costs. Costs incurred negotiating and renewing franchise agreements are capitalized and amortized over the life of the franchise. Franchise rights acquired through the purchase of cable television systems represent the excess cost of the properties acquired over the fair value of the tangible assets at the date of acquisition. The Combined Systems amortize cable television franchise costs over periods up to 15 years using the straight-line method.

Long-Lived Assets

The carrying value of long-lived assets is reviewed if facts and circumstances suggest that they may be impaired. Upon a determination that the carrying value of long-lived assets will not be recovered from the undiscounted future cash flows generated from such assets, the carrying value of such long-lived assets would be considered impaired and would be reduced by a charge to operations in the amount of the impairment based on fair value. Based on a recent analysis, management believes that no impairment of long-lived assets existed at December 31, 2000 or 1999.

Income Taxes

As a U.S. partnership, the Partnership is not subject to federal and most state income taxes and, therefore, no income taxes are recorded in the accompanying combined financial statements.

C. Related Parties

In the normal course of business, the Combined Systems had various transactions with the Partnership and its affiliates, generally on terms that, in management's view, resulted in reasonable allocations.

The assets of the Combined Systems serve as security under the Partnership's lending agreements. No amount of interest charged under these agreements has been allocated to the Combined Systems' operations.

Included in the Combined Systems' operating expenses are charges for general, administrative and promotional services provided by the Partnership. These charges are based on customary rates and are in the ordinary course of business. For each of the years ended December 31, 2000 and 1999, these charges totaled $1.4 million.

           GRIFFIN GA, ROCKFORD, IL, PORTLAND, IN AND SCOTTSBURG, IN
                           CABLE TELEVISION SYSTEMS
              NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

D. Commitment and Contingencies

Operating Lease Agreements

The Combined Systems had rental expense under various operating lease agreements of $492,000 and $519,000 for the years ended December 31, 2000 and 1999, respectively. Future minimum rental payments required under operating leases as of December 31, 2000 are as follows:

                2001......................................    $   93,600
                2002......................................        16,100
                2003......................................           550
                2004......................................            --
                2005......................................            --
                   Thereafter.............................            --
                                                              ----------
                Total                                         $  110,250
                                                              ==========

Litigation

The Combined Systems are subject to various legal proceedings that arise in the ordinary course of business. While it is impossible to determine with certainty the ultimate outcome of these matters, it is our opinion that the resolution of these matters will not have a material adverse affect on the financial condition of the Combined Systems.

E. Recent Accounting Pronouncements

In June 1998, The Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivatives Instruments and Hedging Activities" ("SFAS No. 133"). SFAS No. 133, as amended by SFAS No. 137, is effective for the Combined Systems beginning January 1, 2001. SFAS No. 133 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities. SFAS No. 133 will require the Combined Systems to recognize all derivatives on the balance sheet at fair value. The Combined Systems do not anticipate the adoption of this Statement will have a material impact on its combined financial statements.

           GRIFFIN GA, ROCKFORD, IL, PORTLAND, IN AND SCOTTSBURG, IN
                           CABLE TELEVISION SYSTEMS
              NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

F. Subsequent Event

Contribution of Combined Systems

On January 5, 2001, the Partnership completed a series of transactions with certain subsidiaries of AT&T Corp. (the "AT&T Subsidiaries") whereby the Partnership contributed to Insight Midwest, L.P. ("Insight Midwest") (a 50-50 partnership between the Partnership and an indirect subsidiary of AT&T Broadband, of which the Partnership is the general partner) additional cable television systems, including the Combined Systems. Through a series of transactions, the Partnership contributed to Insight Midwest its interests in systems serving approximately 180,000 customers, including the approximately 88,000 customers served by the Combined Systems. In addition, the Partnership purchased from the AT&T Subsidiaries and immediately contributed to Insight Midwest, systems serving approximately 100,000 customers and the AT&T Subsidiaries contributed systems serving approximately 250,000 customers. Insight Midwest remains equally owned by the Partnership and AT&T Broadband, and the Partnership continues to serve as the general partner and manages and operates the Insight Midwest systems.

                         Report of Independent Auditors

The Members
Insight Communications of Central Ohio, LLC

We have audited the accompanying balance sheets of Insight Communications of Central Ohio, LLC (the "Company") as of December 31, 2000 and 1999, and the related statements of operations and changes in members' deficit and cash flows for the three years ended December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2000 and 1999, and the results of its operations and its cash flows for the three years ended December 31, 2000, in conformity with accounting principles generally accepted in the United States.

                                                           /s/ Ernst & Young LLP

New York, New York
March 12, 2001

                  INSIGHT COMMUNICATIONS OF CENTRAL OHIO, LLC
                                BALANCE SHEETS
                                (in thousands)

                                                                                                   December 31,
                                                                                           2000                1999
                                                                                        -----------------------------
Assets
Cash and cash equivalents                                                               $   1,169           $     882
Trade accounts receivable, net of allowance for doubtful accounts of $390 and
 $558 as of December 31, 2000 and 1999, respectively                                        2,782               2,376
Launch funds receivable                                                                     1,936               1,474
Prepaid expenses and other assets                                                             437                 231
                                                                                        -----------------------------
 Total current assets                                                                       6,324               4,963

Fixed assets, net                                                                          76,587              51,455
Intangible assets, net                                                                        448                 388
Due from related parties                                                                        -                 158
                                                                                        -----------------------------
 Total assets                                                                           $  83,359           $  56,964
                                                                                        =============================

Liabilities and members' deficit
Accounts payable and accrued expenses                                                   $  10,862           $  12,198
Deferred revenue                                                                              545                 585
Series A preferred dividend payable                                                         5,250               5,250
                                                                                        -----------------------------
 Total current liabilities                                                                 16,657              18,033

Capital lease obligations                                                                       -                  43
Deferred revenue                                                                            2,005               1,823
Due to related parties                                                                      1,502                   -
Series A preferred interest                                                               140,000             140,000
Series B preferred interest                                                                40,281              35,556
Senior credit facility                                                                     25,000              11,000
                                                                                        -----------------------------
 Total liabilities and preferred interests                                                225,445             206,455

Members' deficit                                                                         (142,086)           (149,491)
                                                                                        -----------------------------
 Total liabilities and members' deficit                                                 $  83,359           $  56,964
                                                                                        =============================

                            See accompanying notes

                  INSIGHT COMMUNICATIONS OF CENTRAL OHIO, LLC
           STATEMENTS OF OPERATIONS AND CHANGES IN MEMBERS' DEFICIT
                                (in thousands)

                                                                                           Year ended December 31,
                                                                              2000                1999                   1998
                                                                           ----------------------------------------------------
Revenue                                                                    $  49,749           $  46,747              $  47,956

Operating costs and expenses:
 Programming and other operating costs                                        19,027              16,446                 17,682
 Selling, general and administrative                                          12,044              11,173                 12,013
 Severance and transaction structure costs                                         -                   -                  4,822
 Depreciation and amortization                                                10,882               7,148                  5,311
                                                                           ----------------------------------------------------
Total operating costs and expenses                                            41,953              34,767                 39,828

Operating income                                                               7,796              11,980                  8,128

Other income (expense):
 Interest expense                                                             (1,883)               (505)                     -
 Interest income                                                                  91                 208                     59
 Other                                                                          (274)                 92                   (422)
                                                                           ----------------------------------------------------
Total other expense, net                                                      (2,066)               (205)                  (363)

Net income                                                                     5,730              11,775                  7,765
Accrual of preferred interests                                               (18,725)            (17,928)                (6,649)
                                                                           ----------------------------------------------------
Income (loss) attributable to common interests                               (12,995)             (6,153)                 1,116

Members' deficit, beginning of period                                       (149,491)           (144,718)                     -
Net assets contributed                                                             -                   -                 25,571
Capital contributions                                                         20,400               2,000                 10,000
Preferred membership interest                                                      -                   -               (170,000)
Capital distributions                                                              -                (620)               (11,405)
                                                                           ----------------------------------------------------
Members' deficit, end of period                                            $(142,086)          $(149,491)             $(144,718)
                                                                           ====================================================

                            See accompanying notes

                  INSIGHT COMMUNICATIONS OF CENTRAL OHIO, LLC
                           STATEMENTS OF CASH FLOWS
                                (in thousands)

                                                                            Year ended December 31,
                                                                     2000             1999             1998
                                                                   ------------------------------------------
Operating activities:
 Net income                                                        $  5,730         $ 11,775         $  7,765
 Adjustments to reconcile net income to net cash provided by operating activities:
  Depreciation and amortization                                      10,882            7,148            5,311
  Provision for losses on trade accounts receivable                   1,058              918              917
  Changes in operating assets and liabilities:
   Trade accounts receivable                                         (1,464)           1,028           (1,441)
   Launch funds receivable                                             (462)          (1,474)              --
   Prepaid expenses and other assets                                   (190)          (1,681)            (423)
   Accounts payable and accrued expenses                             (1,202)           5,749            2,270
   Due to affiliates                                                  1,643           (1,038)              --
                                                                   ------------------------------------------
 Net cash provided by operating activities                           15,995           22,425           14,399
                                                                   ------------------------------------------

Investing activities:
 Purchase of property and equipment                                 (35,982)         (26,656)          (7,369)
 Purchase of intangible assets                                          (91)             (98)            (300)
 Proceeds from disposal of property and equipment                        --               --               11
 Increase in amounts due to/from related parties                         --               --              979
                                                                   ------------------------------------------
 Net cash used in investing activities                              (36,073)         (26,754)          (6,679)
                                                                   ------------------------------------------

Financing activities:
 Principal payments on capital lease obligations                        (35)            (112)            (180)
 Capital contributions                                               20,400            2,000           10,000
 Capital distributions                                                   --             (620)         (11,405)
 Preferred interest distribution                                    (14,000)         (13,766)              --
 Borrowings under senior credit facility                             14,000           11,000               --
                                                                   ------------------------------------------
 Net cash used in financing activities                               20,365           (1,498)          (1,585)
                                                                   ------------------------------------------
Net increase (decrease) in cash and cash equivalents                    287           (5,827)           6,135
Cash and cash equivalents, beginning of year                            882            6,709              574
                                                                   ------------------------------------------
Cash and cash equivalents, end of year                             $  1,169         $    882         $  6,709
                                                                   ==========================================

Supplemental disclosures of cash flow information:
Cash paid for interest                                             $  1,276         $    293         $      -

                            See accompanying notes

                  INSIGHT COMMUNICATIONS OF CENTRAL OHIO, LLC
                         NOTES TO FINANCIAL STATEMENTS


1. Business Organization and Purpose

Insight Communications of Central Ohio, LLC (the "Company") provides basic and expanded cable television services to homes in the eastern parts of Columbus, Ohio and surrounding areas. The Company was formed on July 23, 1998 in order to acquire substantially all of the assets and liabilities comprising the cable television system of Coaxial Communications of Central Ohio, Inc. ("Coaxial"). On August 21, 1998, Coaxial contributed to the Company all of the assets and liabilities comprising Coaxial's cable television system (the "System") for which Coaxial received a 25% non-voting common membership interest as well as 100% of the voting preferred membership interests in the Company (the "Preferred Interests"). In conjunction therewith, Insight Holdings of Ohio, LLC ("Insight Holdings"), a wholly-owned subsidiary of Insight Communications Company, L.P. ("Insight LP") contributed $10.0 million in cash to the Company for which it received a 75% non-voting common membership interest in Insight Ohio.

On August 21, 1998, Coaxial and Phoenix Associates, a related entity, issued $140.0 million of 10% Senior Notes ("Senior Notes") due in August 2006. The Senior Notes are non-recourse and are secured by the issued and outstanding Series A Preferred Interest and are conditionally guaranteed by the Company. On August 21, 1998, Coaxial Financing Corp. and Coaxial LLC, related entities, issued 12 7/8% Senior Discount Notes due in August 2008 ("Senior Discount Notes"). The Senior Discount Notes have a face amount of $55.9 million and $30.0 million of gross proceeds was received upon issuance. The Senior Discount Notes are non-recourse and are secured by the issued and outstanding Series B Preferred Interest, 100% of the common stock of Coaxial and the notes issued by Coaxial DJM LLC and Coaxial DSM LLC to Coaxial LLC. The Senior Discount Notes are also conditionally guaranteed by the Company.

The Preferred Interests have distribution priorities that provide for distributions to Coaxial and indirectly to Phoenix Associates and Coaxial LLC in amounts equal to the payments required on the Senior Notes and the Senior Discount Notes. The accreted value of the Senior Discount Notes was $40.3 million as of December 31, 2000. Additionally, the Preferred Interests have liquidation preferences equal to their carrying value. Distributions by the Company are subject to certain financial covenants and other conditions set forth in its Senior Credit Facility.

On August 8, 2000, the Company purchased Coaxial's 25% non-voting common equity interest in the Company. The purchase price was 800,000 shares of common stock of Insight LP's general partner, Insight Communications Company, Inc. ("Insight Inc.") and cash in the amount of $2.6 million. In connection with the purchase, the Company's operating agreement was amended to, among other things, remove certain participating rights of the principals of Coaxial and certain of its affiliates (the "Coaxial Entities"). Additionally, the agreement was amended to incorporate 70% of Insight Ohio's total voting power into the common equity interests of the Company and 30% of Insight Ohio's total voting power into the Preferred Interests of the Company.

                  INSIGHT COMMUNICATIONS OF CENTRAL OHIO, LLC
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)


1. Business Organization and Purpose (continued)

The Company is prohibited by the terms of its indebtedness from making distributions to Insight Inc. The Company's conditional guarantee of the Senior Notes and the Senior Discount Notes remains in place. If at any time the Senior Notes or Senior Discount Notes are repaid or significantly modified, the principals of the Coaxial Entities may require Insight Inc. to purchase their preferred interests in the Coaxial Entities for a purchase price equal to the difference, if any, of $32.6 million less the then market value of 800,000 shares of Insight Inc.'s common stock issued on August 8, 2000. The fair value of such contingent consideration was $7.1 million.


2. Summary of Significant Accounting Policies

Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less when purchased to be cash equivalents.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fair Value of Financial Instruments

The carrying amounts of current assets and liabilities approximate their fair market value because of the immediate or short-term maturity of these financial instruments.

Revenue Recognition

Revenue includes service, connection and launch fees. Service fees are recorded in the month cable television and pay television services are provided to subscribers. Connection fees are charged for the hook-up of new customers and are recognized as current revenues. Launch fees are deferred and amortized over the period of the underlying contract.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit

                  INSIGHT COMMUNICATIONS OF CENTRAL OHIO, LLC
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)


2. Summary of Significant Accounting Policies (continued)

risk consist primarily of trade accounts receivable. The Company's customer base consists of a number of homes concentrated in the central Ohio area. The Company continually monitors the exposure for credit losses and maintains allowances for anticipated losses. The Company had no significant concentrations of credit risk as of December 31, 2000 or 1999.

Property and Equipment

Property and equipment are stated at cost. Maintenance and repairs are expensed as incurred. Upon retirement or disposal of assets, the cost and related accumulated depreciation and amortization are removed from the balance sheet, and any gain or loss is reflected in the statement of operations. Depreciation and amortization is calculated using the straight-line method over the estimated useful lives of the related assets as follows:

          Cable television ("CATV") systems       10 to 15 years
          Furniture & Equipment                       5 years
          Leasehold improvements                  Life of lease

Depreciation expense for the years ended December 31, 2000, 1999 and 1998 was $10.9 million, $7.1 million and $5.3 million, respectively. The carrying value of assets held under capital leases as of December 31, 2000 and 1999 was $8,000 and $117,000, respectively.

The Company internally constructs certain CATV systems. Construction costs capitalized include payroll, fringe benefits and other overhead costs associated with construction activity.

Intangible Assets

Franchise costs are amortized over the lives of the related franchises which range from 7 to 15 years. Other intangible assets are amortized over the estimated useful lives of the related assets up to 15 years.

Long-Lived Assets

The carrying value of long-lived assets is reviewed if facts and circumstances suggest that that they may be impaired. Upon a determination that the carrying value of long-lived assets will not be recovered from the undiscounted future cash flows generated from such assets, the carrying value of such long-lived assets would be considered impaired and would be reduced by a charge to operations in the amount of the impairment based on fair value. Based on a recent analysis, management believes that no impairment of long-lived assets existed at December 31, 2000 or 1999.

                  INSIGHT COMMUNICATIONS OF CENTRAL OHIO, LLC
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)


2. Summary of Significant Accounting Policies (continued)

Marketing and Promotional Costs

Marketing and promotional costs are expensed as incurred. Marketing and promotional expense, primarily for campaign and telemarketing-related efforts, was $1.3 million, $1.3 million and $2.2 million for the years ended December 31, 2000, 1999 and 1998, respectively.

Recent Accounting Pronouncements

In June 1998, The Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivatives Instruments and Hedging Activities" ("SFAS No. 133"). SFAS No. 133, as amended by SFAS No. 137, is effective for the Company beginning January 1, 2001. SFAS No. 133 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities. SFAS No. 133 will require the Company to recognize all derivatives on the balance sheet at fair value. The Company does not anticipate the adoption of this Statement to have a material impact on its financial statements.

Reclassifications

Certain prior year amounts have been reclassified to conform to the current year's presentation.


3. Income Taxes

The Company is a limited liability corporation. Therefore, each member reports his distributive share of income or loss on his respective income tax returns. Prior to August 21, 1998, the Operating Unit was an operating unit within Coaxial, which in turn was a subchapter S Corporation. Therefore, each shareholder reported his distributive share of income or loss on his respective tax return. As a result, the Company does not provide for federal or state income taxes in its accounts. In the event that the limited liability corporation election is terminated, deferred taxes related to book and tax temporary differences would be required to be reflected in the financial statements. As a limited liability company, the liability of the Company's members are limited to their respective investments.

                 INSIGHT COMMUNICATIONS OF CENTRAL OHIO, LLC
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)


4. 401(k) Plan

The Company sponsors various 401(k) Plans (the "Plans") for the benefit of its' employees. All employees who have completed six months of employment and have attained the age of 18 are eligible to participate in the Plans. The Company makes matching contributions equal to a portion of the employees' contribution up to 5% of the employees' wages. Company contributions to the Plans were $129,000, $120,000 and $145,000 for the years ended December 31, 2000, 1999 and
1998, respectively.

5. Credit Facility

The Company has a Senior Credit Facility ("Senior Credit Facility") which provides for revolving credit loans of up to $25.0 million to finance capital expenditures and for working capital and general purposes, including the upgrade of the System's cable plant and for the introduction of new video services. The Senior Credit Facility has a six-year maturity from the date of borrowings, with reductions to the amount of the commitment commencing after three years. The amount available for borrowing is reduced by any outstanding letter of credit obligations. The Company's obligations under the Senior Credit Facility are secured by substantially all the assets of the Company.

The Senior Credit Facility requires the Company to meet certain financial and other debt covenants. Loans under the Senior Credit Facility bear interest, at the Company's option, at the prime rate or at a Eurodollar rate. In addition to the index rates, the Company pays an additional margin percentage tied to its ratio of total debt to adjusted annualized operating cash flow.

Interest expense including fees paid to the lender was $1.9 million and $500,000 for the years ended December 31, 2000 and 1999, respectively. The weighted average interest rate in effect as of December 31, 2000 and 1999 was 8.84% and 7.9%, respectively.

As of December 31, 2000, required annual principal payments under the Senior Credit Facility are as follows (in thousands):

                      2001                       $     -
                      2002                         2,500
                      2003                         3,750
                      2004                        18,750
                      2005                             -
                      Thereafter                       -
                                             -----------
                         Total                   $25,000
                                             ===========

                 INSIGHT COMMUNICATIONS OF CENTRAL OHIO, LLC
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)


6. Related Party Transactions

Through August 8, 2000, Insight Holdings managed the operations of the Company under an operating agreement dated August 21, 1998 which provided for a management fee equal to 3% of the Company's gross operating revenues. In connection with the purchase of Coaxial's 25% common equity interest in the Company, the Company's operating agreement was amended to provide for Insight LP to serve as manager of the Company. Fees under this operating agreement were $1.5 million, $1.4 million and $493,000 for the years ended December 31, 2000, 1999 and 1998, respectively. Prior to August 21, 1998, programming and other operating costs included management fees for services provided by an affiliate of the Company. Such expenses were $1.4 million for the period from January 1, 1998 to August 21, 1998.


7. Long-Lived Assets

Fixed Assets

Fixed assets consist of:

                                                              December 31,
                                                          2000             1999
                                                        -------------------------
                                                             (in thousands)
     Land, buildings and improvements                   $  1,394         $  1,204
     Cable television equipment                          139,583          103,826
     Furniture, fixtures and office equipment                460              424
                                                        -------------------------
                                                         141,437          105,454
     Less accumulated depreciation and amortization      (64,850)         (53,999)
                                                        -------------------------
          Total fixed assets                            $ 76,587         $ 51,455
                                                        =========================

Intangible Assets

Intangible assets consist of:

                                                              December 31,
                                                          2000             1999
                                                        -------------------------
                                                             (in thousands)
      Franchise costs                                   $  7,606         $  7,422
      Other intangible assets                                268              361
                                                        -------------------------
                                                           7,874            7,783
      Less accumulated amortization                       (7,426)          (7,395)
                                                        -------------------------
           Total intangible assets                      $    448         $    388
                                                        =========================

                 INSIGHT COMMUNICATIONS OF CENTRAL OHIO, LLC
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)


8. Accounts Payable and Accrued Expenses

Accounts payable and accrued expenses consists of:

                                                              December 31,
                                                          2000             1999
                                                        -------------------------
                                                             (in thousands)
    Accounts payable                                    $  5,679         $  9,127
    Accrued programming costs                              2,134            1,890
    Other                                                  3,049            1,181
                                                        -------------------------
      Total accounts payable and accrued expenses       $ 10,862         $ 12,198
                                                        =========================


9. Commitments and Contingencies

Operating Lease Agreements

The Company leases land for tower locations, office equipment, office space and vehicles under various operating lease agreements. Rental expense related to operating lease agreements was $144,000, $126,000 and $106,000 for the years ended December 31, 2000, 1999 and 1998, respectively. These amounts exclude year-to-year utility pole leases of $196,000 for the year ended December 31, 2000 and $191,000 for the years ended December 31, 1999 and 1998, which provide for payments based on the number of poles used.

Future minimum rental commitments required under non-cancelable operating leases as of December 31, 2000 was $25,000 due in 2001.

Litigation

The Company is party in or may be affected by various matters under litigation. Management believes that the ultimate outcome of these matters will not have a significant adverse effect on either the Company's future results of operations or financial position.

                 INSIGHT COMMUNICATIONS OF CENTRAL OHIO, LLC
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)


10. Subsequent Event

Contribution of Insight Ohio

On January 5, 2001, Insight Midwest, L.P. ("Insight Midwest"), a 50-50 partnership between Insight LP and an indirect subsidiary of AT&T Broadband, LLC, completed a series of transactions with Insight LP and certain subsidiaries of AT&T Corp. (the "AT&T Subsidiaries") for the acquisition of additional cable television systems valued at approximately $2.2 billion, including the common equity of the Company (the "AT&T Transactions"). As a result of the AT&T Transactions, Insight Midwest acquired all of Insight LP's wholly-owned systems serving approximately 280,000 customers, including the approximately 85,000 customers served by the Company and including systems which Insight LP purchased from the AT&T Subsidiaries. At the same time, Insight Midwest acquired from the AT&T Subsidiaries systems serving approximately 250,000 customers.

The Company is prohibited by the terms of its indebtedness from making distributions to Insight Midwest. Insight Midwest remains equally owned by Insight LP and AT&T Broadband, and Insight LP continues to serve as the general partner of Insight Midwest and manages and operates the Insight Midwest systems.

Although the financial results of the Company will be consolidated into Insight Midwest as a result of the AT&T Transactions, for financing purposes, the Company is an unrestricted subsidiary under the indentures of Insight Midwest and Insight Inc. The Company's conditional guarantee of the Senior Notes and the Senior Discount Notes remains in place.

                                                           INSIGHT MIDWEST
                                                  PRO FORMA STATEMENT OF OPERATIONS
                                                For the year ended December 31, 2000
                                                           (in thousands)

                                                 Illinois
                                                 Systems                                                                Pro Forma
                                             Contributed By                                Pro Forma                   as Adjusted
                                              And Purchased                                 Insight                      Insight
                                               From AT&T    Other Systems                Communications Insight Ohio     Midwest
                                  Insight        Cable      Being Acquired                 Excluding      Proforma      Including
                                  Midwest     Subsidiaries     From         Proforma      Insight Ohio   As adjusted   Insight Ohio
                                As Reported       (A)       Insight LP     Adjustments        (A)            (F)           (A)
                               -------------- ------------- ------------  -------------  -------------- ------------- --------------
Revenues                           $ 379,720     $ 176,910     $ 41,464                      $ 598,094      $ 49,749     $ 647,843

Costs & expenses:
  Programming and other
   operating cost                    130,306        75,828       14,558                        220,692        19,027       239,719

  Selling, general and
   administrative                     73,378        27,231        9,348        (2,623) (D)     107,334        12,044       119,378

  Depreciation and amortization      195,669        49,826       17,790        42,046  (E)     305,396        23,965       329,361
                                                                                   65  (B)


                               -------------- ------------- ------------   -----------   -------------- ------------- -------------

Operating income (loss)              (19,633)       24,025         (232)      (39,488)         (35,328)       (5,287)      (40,615)

Other income (expense):
  Interest expense, net             (112,135)            -            -       (80,455) (C)    (192,590)       (1,792)     (194,382)

  Other expense                         (342)            -         (238)                          (580)         (274)         (854)

                               -------------- ------------- ------------   -----------   -------------- ------------- -------------

Net Loss                           $(132,110)    $  24,025     $   (470)    $(119,943)       $(228,498)     $ (7,353)    $(235,851)
                               ============== ============= ============   ===========   ============== ============= =============

Notes to Pro Forma Statement of Operations for the Year Ended December 31, 2000

(A) The pro forma data includes the results of operations for the Illinois systems, acquired pursuant to the Transactions, only for the periods during which they were owned by the AT&T Cable Subsidiaries during the year ended December 31, 2000. Listed below are the revenues and EBITDA for such systems for the periods during which they were not owned by the AT&T Cable Subsidiaries. The results below are not included in the pro forma data for the period indicated. If these results were included in the financial data above, revenues and EBITDA excluding Insight Ohio would have been $609.0 million and $274.0 million and revenues and EBITDA including Insight Ohio would have been $658.8 million and $292.4 million for the year ended December 31, 2000. These revenues and EBITDA do not purport to be indicative of what our financial position or results of operations would have been had the above transactions been completed on the dates indicated or to project our results of operations for any future date.

                                       January 1, 2000 through June 15, 2000
                                       -------------------------------------
                                           Revenues           EBITDA
                                           --------           ------
                                                 (in thousands)

     Previous MediaOne systems..........    $10,939           $ 4,515

(B) Includes the elimination of amortization of deferred financing costs of $1.8 million resulting from the repayment of the borrowings under the Indiana and Kentucky credit facilities and the recording of $1.4 million of amortization of deferred financing issuance costs for the Insight Midwest 10 1/2% senior notes and $489,000 of amortization of the deferred financing costs for the Midwest Holdings credit facility

(C) Reflects the net increase in interest expense related to the repayment of all borrowings under the Indiana and Kentucky credit facilities (decrease in interest expense of $93.4 million), the issuance of the Insight Midwest 10 1/2% senior notes to repay a portion of the Indiana and Kentucky credit facilities (increase in interest expense of $43.7 million), borrowings under the Midwest Holdings credit facility to repay a portion of the Indiana and Kentucky credit facilities, to fund the acquisition of Illinois systems purchased from the AT&T Cable Subsidiaries, and borrowings that we assumed pursuant to the Transactions (increase in interest expense of $130.1 million).

(D) Adjusts management fee expense so that management fees are equivalent to 3% of gross revenues which is the percentage that Insight LP will charge the systems. Prior management fees of these systems averaged between 3% and 5% of gross revenues.

(E) Includes additional amortization related to a step-up in value of the intangible assets of the Illinois systems acquired from the AT&T Cable Subsidiaries and the Illinois systems purchased by and being acquired from Insight LP, totaling $239.4 million, which will be amortized on a straight-line basis over fifteen years (increase in depreciation and amortization expense of $15.9 million). Also, this includes, an additional increase in amortization of approximately $26.1 million related to the pre-acquisition intangibles, resulting from a reduced period of amortization for 40 years to fifteen years. The preliminary purchase price has been allocated to franchise rights. The purchase price allocation will be finalized upon completion and receipt of appraisal reports. However, we do not believe that any adjustment resulting from the final allocation of purchase price will be material.

(F) Includes the historical operating results of the Insight Ohio systems for the year ended December 31, 2000, pro forma adjustments, as follows:

                                    Insight                      Insight Ohio
                                     Ohio          Proforma        Proforma
                                  As Reported     Adjustment      as Adjusted
                                 --------------  -------------   --------------


Revenues                              $ 49,749                        $ 49,749

Costs & expenses:
  Programming and other
   operating costs                      19,027                          19,027

  Selling, general and
   administrative                       12,044                          12,044



  Depreciation and amortization         10,882         13,083  (1)      23,965


                                 --------------  -------------   --------------

Operating income (loss)                  7,796        (13,083)          (5,287)

Other income (expense):
  Interest income
   (expense), net                       (1,792)             -           (1,792)


  Other income (expense)                  (274)             -             (274)

                                 --------------  -------------   --------------

Net income (loss)                      $ 5,730       $(13,083)        $ (7,353)
                                 ==============  =============   ==============


     (1) Reflects actual amortization related to a step up in value of intangible assets of Insight Ohio of $164.1 million will be recorded by us in the consolidated Insight Midwest financial statements, and will be amortized over twelve years. Such amortization schedule is applied based upon the remaining attractive terms of the franchise. The preliminary purchase price has been allocated to franchise rights and goodwill. The purchase price allocation will be finalized upon completion and receipt of appraisal reports. However, we do not believe that any adjustment resulting from the final allocation of purchase price will be material

                                                           INSIGHT MIDWEST
                                                       PRO FORMA BALANCE SHEET
                                                          December 31, 2000
                                                           (in thousands)



                                                Illinois
                                                Systems       Other
                                             Contributed By  Systems                    Insight                        Pro Forma
                                              And Purchased   Being                   Communications   Proforma         Insight
                                 Insight        From AT&T    Acquired                  As Adjusted      Insight      Communications
                                 Midwest          Cable        From     Pro Forma       Excluding         Ohio         Including
                               As Reported    Subsidiaries  Insight LP  Adjustments    Insight Ohio   As Adjusted(B)  Insight Ohio
                               -----------    ------------  ----------  -----------   --------------  -------------  --------------

            ASSETS
Cash and cash equivalents      $     5,735    $      991   $        2   $              $     6,728    $     1,169     $     7,897
                                                                                                 -            -
Trade accounts receivable, net      13,686         6,325        1,002                       21,013          2,782          23,795
Launch funds receivable             13,077                      1,077                       14,154          1,936          16,090
Prepaid expenses & other
 current assets                      8,922             -        1,007                        9,929            437          10,366
                               ------------   -----------  -----------  -----------    ------------   ------------    ------------
  Total current assets              41,420         7,316        3,088            -          51,824          6,324          58,148

Fixed assets, net                  681,490       193,002       46,960                      921,452         76,587         998,039
Intangible assets, net             976,637     1,063,849       90,004      239,438  (A)  2,372,471        154,273       2,526,744
                                                                             2,543  (A)
                               ------------   -----------  -----------  -----------    ------------   ------------    ------------
  Total assets                   1,699,547     1,264,167      140,052      241,981       3,345,747        237,184       3,582,931
                               ============   ===========  ===========  ===========    ============   ============    ============

LIABILITIES & PARTNERS' CAPITAL
Accounts payable & other
 current liabilities                96,721         6,174        4,535                      107,430         16,112         123,542
                                                                                                 -            -
Deferred income taxes                                  -                         -               -              -               -
Deferred revenue                    14,819             -        1,066                       15,885          2,550          18,435
Due to related parties               4,047             -       10,391                       14,438          1,502          15,940
Debt                             1,347,523             -                   685,500  (A)  2,033,023         25,000       2,058,023
                                                                                                              -



Preferred interests                                    -                         -               -        180,281         180,281
                               ------------   -----------  -----------  -----------    ------------   ------------    ------------
  Total liabilities              1,463,110         6,174       15,992      685,500       2,170,776        225,445       2,396,221

Partners' (deficiency) capital     236,437     1,257,993      124,060     (443,519)      1,174,971         11,739       1,186,710
                               ------------   -----------  -----------  -----------    ------------   ------------    ------------
  Total liabilities &
   partners' capital           $ 1,699,547    $1,264,167   $  140,052   $  241,981     $ 3,345,747    $   237,184     $ 3,582,931
                               ============   ===========  ===========  ===========    ============   ============    ============

Notes to Pro Forma Balance Sheet as of December 31, 2000

(A)  Reflect the following:

     o A step-up in value of intangible assets of the Illinois systems acquired from the AT&T Cable Subsidiaries and the Illinois systems purchased by and being acquired from Insight L.P. totaling $239.4 million. The preliminary purchase price has been allocated to franchise rights. The purchase price allocation will be finalized upon completion and receipt of appraisal reports. However, we do not believe that any adjustment resulting from the final allocation of purchase price will be material;

     o Borrowings of $379.5 million under the Midwest Holdings credit facility to fund the acquisition of the Illinois systems and related financing costs;

     o Borrowings of $306.0 million that we assumed pursuant to the Transaction;

     o Write-off of deferred financing costs of approximately $8.9 associated with the refinancing of borrowings with the proceeds of the Midwest Holdings credit facility; and

     o Recording of deferred financing costs of approximately $11.5 million associated with the Midwest Holdings credit facility

(B) Includes the balance sheet of Insight Ohio as of December 31, 2000, including a Proforma adjustment as follows:

                                                                       Pro Forma
                                                                        Insight
                                      Insight                             Ohio
                                       Ohio         Pro Forma              as
                                    As Reported     Adjustment (1)      Adjusted
                                   --------------   ---------------  --------------

              ASSETS
Cash and cash equivalents              $   1,169                           $  1,169

Trade accounts receivable, net             2,782                              2,782
Launch funds receivable                    1,936                              1,936
Prepaid expenses & other
 current assets                              437                                437
                                   --------------   --------------   ---------------
  Total current assets                     6,324                -             6,324

Fixed assets, net                         76,587                             76,587
Intangible assets, net                       448         $153,825           154,273
                                   --------------   --------------   ---------------
  Total assets                            83,359          153,825           237,184
                                   ==============   ==============   ===============

LIABILITIES & STOCKHOLDERS' EQUITY
Accounts payable & other current
 liabilities                              16,112                             16,112

Deferred income taxes                                                             -
Deferred revenue                           2,550                              2,550
Due to related parties                     1,502                              1,502
Debt                                      25,000                             25,000
Preferred interests                      180,281                            180,281
                                   --------------   --------------   ---------------
  Total liabilities                      225,445                -           225,445

Stockholders' equity                    (142,086)         153,825            11,739
                                   --------------   --------------   ---------------
  Total liabilities &
   stockholders' equity                $  83,359         $153,825          $237,184
                                   ==============   ==============   ===============

     (1) Reflects a step-up in value of intangible assets of Insight Ohio of $164.1 million which will be recorded by us in the consolidated Insight midwest financial statements, and will be being amortized over twelve years. The preliminary purchase price has been allocated to franchise rights and goodwill. The purchase price allocation will be finalized upon completion and receipt of appraisal reports. However, we do not believe that any adjustment resulting from the final allocation of purchase price will be material